EXHIBIT 99.1

Harvard Bioscience Reports Second Quarter 2017 Financial Results

HOLLISTON, Mass., July 27, 2017 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, reported financial results for the three and six months ended June 30, 2017.

Second Quarter Reported Results

Revenues for the three months ended June 30, 2017 were $25.2 million, a decrease of approximately $0.9 million, or 4% compared to revenues of $26.1 million for the three months ended June 30, 2016. There were two main factors that contributed to the decline. Currency translation and the loss in revenues from the October 2016 AHN disposition both negatively impacted revenues in the quarter by approximately $0.6 million. Excluding currency translation and the impact of the AHN disposition, organic revenues grew approximately 1%, or $0.3 million in the second quarter. This result was primarily due to growth in the U.S. and China, partially offset by the continued softness in Europe. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

Net loss, as measured under GAAP, was $0.4 million, or $0.01 per diluted share, for the three months ended June 30, 2017 compared to a net loss of $0.7 million, or $0.02 per diluted share, for the same quarter in 2016.

Net income, on a non-GAAP basis, was $0.9 million, or $0.03 per diluted share, for the three months ended June 30, 2017, compared to $1 million, or $0.03 per diluted share, for the three months ended June 30, 2016. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Year-to-Date Reported Results

Revenues for the six months ended June 30, 2017 were $49.4 million, a decrease of approximately $3.7 million, or 7% compared to revenues of $53.1 million for the six months ended June 30, 2016. Currency translation and the loss in revenues from the October 2016 AHN disposition negatively impacted revenues for the six months ended June 30, 2017 by approximately $1.2 million and $1.3 million, respectively. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

Net loss, as measured under GAAP, was $1.4 million, or $0.04 per diluted share, for the six months ended June 30, 2017 compared to $1.3 million, or $0.04 per diluted share, for the six months ended June 30, 2016.

Net income, on a non-GAAP basis, was $1.5 million, or $0.04 per diluted share, for the six months ended June 30, 2017 compared to $2.6 million, or $0.08 per diluted share, for the same period in 2016. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Financial Guidance

The Company expects to report 1% to 2% organic revenue growth in the third and fourth quarters of 2017, which equates to the high end of the full year 2017 guidance range previously issued on March 9, 2017. The Company now expects 2017 revenues to be flat compared to 2016 revenues on a constant currency basis and excluding the AHN disposition. This compares to the Company’s prior guidance of flat to slightly down compared to 2016 revenues on a constant currency basis and excluding the decline in revenues from the disposition of AHN in October of 2016.

As of today, the Company is updating its full-year 2017 earnings per diluted share guidance.  The Company expects to report a full-year 2017 GAAP diluted loss per share of approximately $0.02 to diluted earnings per share of approximately $0.00 and non-GAAP diluted earnings per share of $0.13 to $0.15. This compares to the Company’s prior guidance of a full-year 2017 GAAP diluted earnings per share of approximately $0.02 to $0.04 and non-GAAP diluted earnings per share of $0.15 to $0.17 compared to 2016 non-GAAP diluted earnings per share. The Company’s non-GAAP earnings per share guidance has been updated to reflect current expectations, including foreign currency rates, as well as certain inventory charges incurred during the quarter.

The Company may incur charges, realize gains, or experience other events in 2017 that could cause actual results to vary from this guidance. Refer to Exhibit 8 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET to discuss the financial results and recent business developments. Individuals interested in listening to the conference call may do so by dialing 800-708-4539 for domestic callers or 847-619-6396 for international callers, and referencing the conference ID# 45318167. To listen to a live webcast or a replay, please visit the investor relations section of the Harvard Bioscience website at www.harvardbioscience.com.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the ongoing operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition and disposition initiatives, forensic investigation and remediation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information is used by our management to internally evaluate the operating results of the Company.  Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three and six months ended June 30, 2017 and 2016 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP, and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company’s failure to realize the expected benefits of facility consolidations; the Company's inability to manage its growth; competition from the Company's competitors; material weakness in the Company’s internal control over financial reporting; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company’s inability to effectively sell spectrophotometer products following the retirement of the GE Healthcare brand; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc. (now known as Biostage, Inc., “Biostage”), to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of Biostage to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on the Harvard Bioscience website.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	June 30,	December 31,
	2017	2016
Assets

Cash and cash equivalents	$4,724	$5,596
Trade receivables	15,981	15,746
Inventories	20,371	19,955
Property, plant and equipment	4,286	4,296
Goodwill and other intangibles	57,373	56,712
Other assets	6,124	5,460
Total assets	$108,859	$107,765

Liabilities and Stockholders' Equity

Total liabilities	$33,647	$35,569
Stockholders’ equity	75,212	72,196
Total liabilities and stockholders’ equity	$108,859	$107,765

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$25,213	$26,136	$49,369	$53,099
Cost of revenues	13,926	14,461	26,583	28,479
Gross profit	11,287	11,675	22,786	24,620

Sales and marketing expenses	4,982	5,086	10,030	10,188
General and administrative expenses	4,404	5,236	9,610	11,184
Research and development expenses	1,296	1,502	2,581	2,927
Restructuring charges	-	1	-	12
Amortization of intangible assets	604	690	1,203	1,370
Total operating expenses	11,286	12,515	23,424	25,681

Operating income (loss)	1	(840)	(638)	(1,061)

Other (expense) income:
Foreign exchange	(272)	282	(415)	273
Interest expense	(183)	(180)	(345)	(344)
Interest income	3	-	3	1
Other expense, net	(11)	(29)	(110)	(79)
Other expense, net	(463)	73	(867)	(149)

Loss before income taxes	(462)	(767)	(1,505)	(1,210)
Income tax (benefit) expense	(81)	(54)	(58)	139
Net loss	$(381)	$(713)	$(1,447)	$(1,349)

Loss per share:
Basic loss per common share	$(0.01)	$(0.02)	$(0.04)	$(0.04)

Diluted loss per common share	$(0.01)	$(0.02)	$(0.04)	$(0.04)

Weighted average common shares:
Basic	34,695	34,127	34,638	34,070

Diluted	34,695	34,127	34,638	34,070

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2017	2016

Cash flows from operations:
Net loss	$(1,447)	$(1,349)
Changes in assets and liabilities	(2,286)	(2,377)
Other adjustments to operating cash flows	3,598	3,942
Net cash (used in) provided by operating activities	(135)	216

Investing activities:
Additions to property, plant and equipment	(437)	(402)
Other investing activities	(39)	(10)
Net cash used in investing activities	(476)	(412)

Financing activities:
Proceeds from issuance of debt	2,000	2,000
Repayments of debt	(2,552)	(4,625)
Other financing activities	(77)	(9)
Net cash used in financing activities	(629)	(2,634)

Effect of exchange rate changes on cash	368	(283)
Decrease in cash and cash equivalents	(872)	(3,113)
Cash and cash equivalents at the beginning of period	5,596	6,744
Cash and cash equivalents at the end of period	$4,724	$3,631

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP gross profit	$11,287	$11,675	$22,786	$24,620

Adjustments:

Severance charges	67	-	79	-

Stock-based compensation expense	17	16	30	27

Non-GAAP adjusted gross profit	$11,371	$11,691	$22,895	$24,647

GAAP adjusted gross profit percentage	44.8%	44.7%	46.2%	46.4%

Non-GAAP adjusted gross profit percentage	45.1%	44.7%	46.4%	46.4%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP operating income (loss)	$1	$(840)	$(638)	$(1,061)

Adjustments:

Amortization of intangible assets	604	690	1,203	1,370

Forensic investigation and remediation costs	150	498	386	1,663

Severance and restructuring charges	135	1	256	12

Stock-based compensation expense	808	899	1,671	1,653

Non-GAAP adjusted operating income	$1,698	$1,248	$2,878	$3,637

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP net loss	$(381)	$(713)	$(1,447)	$(1,349)

Adjustments:

Amortization of intangible assets	604	690	1,203	1,370

Forensic investigation and remediation costs	150	498	386	1,663

Severance and restructuring charges	135	1	256	12

Acquisition costs	-	-	74	6

Stock-based compensation expense	808	899	1,671	1,653

Income taxes (A)	(447)	(386)	(654)	(799)

Non-GAAP adjusted net income	$869	$989	$1,489	$2,556

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP diluted loss per common share	$(0.01)	$(0.02)	$(0.04)	$(0.04)

Adjustments:

Amortization of intangible assets	0.02	0.02	0.03	0.04

Forensic investigation and remediation costs	0.01	0.01	0.01	0.05

Severance and restructuring (credits) charges	-	-	0.01	-

Stock-based compensation expense	0.02	0.03	0.05	0.05

Income taxes (A)	(0.01)	(0.01)	(0.02)	(0.02)

Non-GAAP adjusted diluted earnings per common share	$0.03	$0.03	$0.04	$0.08

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate for the consolidated entity and any changes to valuation allowances.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2017 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$(0.02) - 0.00

Adjustments:

Amortization of intangible assets	0.07

Forensic investigation and remediation costs	0.01

Severance and restructuring charges	0.01

Stock-based compensation expense	0.10

Income taxes (B)	(0.04)

Non-GAAP adjusted diluted earnings per common share (A)	$0.13 - 0.15

(A) This guidance excludes the impact of future acquisitions, acquisition costs, restructuring charges, forensic investigation and remediation costs, or other one time charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	Three Months Ended			For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended		Six Month Ended
	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Jun. 30,
	2015	2015	2015	2015	2016	2016	2016	2016	2016	2017	2017	2017

Change *	11.5%	3.9%	-3.3%	3.7%	6.0%	-8.6%	-0.1%	-3.6%	-1.8%	-7.9%	-1.4%	-4.7%

Foreign exchange effect	-4.7%	-2.8%	-3.3%	-3.7%	-1.3%	-0.7%	-2.7%	-3.3%	-2.0%	-2.5%	-2.1%	-2.3%

Total revenue change	6.8%	1.1%	-6.6%	0.0%	4.7%	-9.3%	-2.8%	-6.9%	-3.8%	-10.4%	-3.5%	-7.0%

* - Excluding the impact of the AHN disposition in October of 2016, organic revenue declined 5.5%, increased 1.0%, and declined 2.3% for the three months ended March 31, 2017 and June 30, 2017, and the six months ended June 30, 2017, respectively.

CONTACTS:

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478